UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2008 (September 24, 2008)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On September 24, 2008, Corporate Office Properties Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed on Schedule I thereto, in connection with the sale of 3,250,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  The Company has also granted to the underwriters an option to purchase up to 487,500 additional Common Shares to cover over-allotments, if any.  The underwriting agreement is attached hereto as Exhibit 1.1.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Title
1.1

Underwriting Agreement, dated September 24, 2008, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., Raymond James & Associates, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent Saul Ewing LLP (included in Exhibit 5.1)

24.2	Consent Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated September 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008
CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1

Underwriting Agreement, dated September 24, 2008, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., Raymond James & Associates, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent Saul Ewing LLP (included in Exhibit 5.1)

24.2	Consent Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated September 24, 2008